Exhibit 10.10

SECOND AMENDED AND RESTATED PROMISSORY NOTE

(MEZZANINE A LOAN)

$61,500,000.00	New York, New York
Effective as of February 26, 2008

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE (MEZZANINE A LOAN) (this “Note”) is effective as of this 26th day of February, 2008, by and between BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company, having its principal place of business at c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152, as borrower (“Borrower”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020, as lender (together with its successors and assigns, “Lender”).

RECITALS

WHEREAS, on July 11, 2007, Lender made a loan (the “Loan”) to Borrower in the original principal amount of up to $65,600,000.00, which Loan is evidenced by that certain Promissory Note dated July 11, 2007, in the principal amount of up to Sixty-Five Million Six Hundred Thousand and No/1000 Dollars ($65,600,000,000.00) made by Borrower to Lender (the “Original Note” );

WHEREAS, on July 11, 2007, Borrower and Lender entered into that certain Mezzanine A Loan Agreement (the “Original Loan Agreement”) pursuant to which Lender advanced to Borrower an Initial Advance (as defined in the Original Loan Agreement) in the principal amount of $49,100,000.00 and pursuant to which Lender agreed to make Future Advances (as defined in the Original Loan Agreement) to Borrower pursuant to the terms of the Original Loan Agreement in the principal amount of up to $16,500,000.00;

WHEREAS, effective as of August 15, 2007 Borrower and Lender entered into that certain First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mezzanine A Loan) (the “First Amendment”) pursuant to which Lender advanced to Borrower additional Loan proceeds in the amount of $10,000,000.00 (the “Loan Increase”) such that the outstanding principal amount of the Loan as of the such date was $59,100,000.00 and the maximum amount of the Loan that may be advanced to Borrower under the Loan Agreement and the Amendment was $75,600,000.00, as evidenced by that certain Promissory Note effective as of August 15, 2007, in the principal amount of up to Seventy-Five Million Six Hundred Thousand and No/1000 Dollars ($75,600,000,000.00) made by Borrower to Lender (the “Amended and Restated Note”);

WHEREAS, as of the date hereof Borrower has made a partial prepayment of the outstanding principal amount of the Loan in the amount of $14,100,000.00 (the “Partial Prepayment”) such that the outstanding principal amount of the Loan on the date hereof is

$45,000,000.00, and the maximum amount of the Loan may be advanced to Borrower is $61,500,00.00;

WHEREAS, Borrower and Lender desire to amend and restate the Amended and Restated Note in order to reflect the Partial Prepayment, and, accordingly, Borrower and Lender have agreed to execute and deliver this Note; and

NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first above written:

A. Borrower’s indebtedness as evidenced by this Note is Sixty-One Million Five Hundred Thousand and No/100 Dollars ($61,500,000.00), together with interest thereon as hereinafter provided.

B. Except with respect to the principal amount of the Partial Prepayment, this Note does not extinguish the outstanding indebtedness evidenced by the Original Note or the Amended and Restated Note and is not intended to be a substitution or novation of the original indebtedness or instruments evidencing the same, all of which shall continue in full force and effect except as specifically amended and restated hereby.

C. Borrower and Lender hereby agree that the Original Note or the Amended and Restated Note is hereby amended, restated and replaced in its entirety with respect to the principal indebtedness evidenced by this Note to read as follows:

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender at 1221 Avenue of the Americas, New York, New York 10020, as payee, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of up to SIXTY ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($61,500,000.00) or so much thereof as may be advanced by Lender to Borrower, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate and to be paid in accordance with the terms of this Note and that certain Mezzanine A Loan Agreement, dated as of July 11, 2007, as amended by that certain First Omnibus Amendment to Loan Agreement and Other Loan Documents (Mezzanine A Loan), effective as of August 15, 2007, as amended by that certain Second Omnibus Amendment to Loan Agreement and Other Loan Documents (Mezzanine A Loan) dated as of the date hereof between Borrower and Lender (as same may be further amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 - PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan

Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date together with all other amounts due to Lender under the Loan Documents.

ARTICLE 2 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (beyond the expiration of any applicable grace periods) or if not paid on the Maturity Date or on the occurrence of any other Event of Default and in addition, during the continuance of an Event of Default, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 - LOAN DOCUMENTS

This Note is secured by the Pledge Agreement and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 - SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6 - WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive (i) all exemptions, whether homestead or otherwise, as obligations evidenced by this Note and (ii) presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver, of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Pledge Agreement or any other Loan Document.) If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 7 - TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer (except to the extent provided for in the Loan Agreement), Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred;

provided, however, Borrower shall continue making payments due under this Note to the Lender named herein until Borrower has received notice of such transferee and upon receipt of such notice, Borrower shall commence making payments due under this Note to such transferee.

ARTICLE 8 - EXCULPATION

Notwithstanding anything to the contrary contained in this Note, the liability of Borrower to pay the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Pledge Agreement, the Loan Agreement and the other Loan Documents shall be limited as set forth in Section 9.4 of the Loan Agreement. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference as if the text of such Section were set forth in its entirety herein.

ARTICLE 9 - GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 10 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 11 - WAIVER OF RIGHT TO JURY TRIAL

BORROWER HEREBY WAIVES TRIAL BY JURY IN REGARD TO ANY CLAUSES OF ACTION, CLAIMS, OBLIGATIONS, DAMAGES OR ANY COMPLAINTS WHICH BORROWER MAY HAVE ARISING OUT OF THIS NOTE, OR ANY OF THE DOCUMENTS RELATING TO, EVIDENCING AND/OR SECURING THIS NOTE (LOAN DOCUMENTS), OR IN ANY ACTION OR PROCEEDING WHICH THE HOLDER HEREOF MAY BRING TO ENFORCE ANY PROVISION OF THE LOAN DOCUMENTS. BY EXECUTION OF THIS NOTE, BORROWER HEREBY REPRESENTS THAT BORROWER IS REPRESENTED BY COMPETENT COUNSEL WHO HAS FULLY AND COMPLETELY ADVISED BORROWER OF THE MEANING AND RAMIFICATIONS OF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY.

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IN WITNESS WHEREOF, Borrower and Lender have duly executed this Note as of the day and year first above written.

BORROWER:

BROADWAY 500 WEST MONROE MEZZ I LLC, a Delaware limited liability company

By:	/s/ Illegible
Name:
Title:

[ADDITIONAL SIGNATURE ON IMMEDIATELY FOLLOWING PAGE]

Second Amended and Restated Promissory Note (Mezz A Loan)

LENDER:

MORGAN STANDBY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Steven R. Maeglin
	Name:	Steven R. Maeglin
	Title:	Vice President

Second Amended and Restated Promissory Note (Mezz A Loan)